UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2022

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

None

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2022, Jones Soda Co. (the “Company”) entered into a rescission agreement (the “Rescission Agreement”) with Mark Murray, the Company’s Chief Executive Officer and President. Under the terms of the Rescission Agreement each of the Company and Mr. Murray agreed to rescind and cancel for no consideration all 1,200,000 currently outstanding restricted stock units (the “RSUs”) previously granted to Mr. Murray in May 2022 as well as all 600,000 shares of the Company’s common stock previously issued to Mr. Murray as a result of the vesting of 600,000 RSUs in August 2022.

The foregoing summary of the Rescission Agreement is qualified in its entirety by reference to the terms of the actual Rescission Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.           Description

10.1         Rescission Agreement between the Company and Mark Murray dated December 30, 2022
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

January 6, 2023	By:	/s/ Mark Murray
Mark Murray Chief Executive Officer and President